Exhibit 99.1

                                 PRESS RELEASE


                                          For further information contact:
                                          Edward F. Ruttenberg
                                          Phone: (412) 422-2377
                                          Fax #: (412) 422-2378
                                          Release No.: 2004-01

(BW) (NY-AMERICAN-LOCKER-GROUP)(NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED ANNOUNCES RESIGNATION OF A CORPORATE DIRECTOR

BUSINESS EDITOR:

JAMESTOWN, N.Y. (BUSINESS WIRE) On March 19, 2004, Lawrence J. Goldstein resigned as a director of American Locker Group Incorporated.


Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, and (iii) the risk that the Company's contracts with the United States Postal Service will not be renewed or that orders placed by the United States Postal Service under contracts will be substantially reduced, and (iv) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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